Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190911-07 on Form S-3 of Entergy Louisiana, LLC of our report dated February 26, 2015, relating to the financial statements of Entergy Gulf States Louisiana, L.L.C. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, included in this Current Report on Form 8-K of Entergy Louisiana, LLC, dated October 1, 2015.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
October 1, 2015